Exhibit 10.1

Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 1 of 11

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re	:	**Chapter 11**
	:	
SUNLIGHT FINANCIAL HOLDINGS INC., *et al.*,	:	**Case No. 23-11794 (MFW)**
	:	
Debtors.[1]	:	**(Jointly Administered)**

NOTICE OF (I) COMMENCEMENT OF CHAPTER 11 BANKRUPTCY CASES, (II) COMBINED HEARING ON DISCLOSURE STATEMENT AND CONFIRMATION OF JOINT PREPACKAGED CHAPTER 11 PLAN, AND RELATED MATTERS, (III) OBJECTION DEADLINE AND PROCEDURES FOR FILING OBJECTIONS TO THE DISCLOSURE STATEMENT AND JOINT PREPACKAGED PLAN, AND (IV) SUMMARY OF DEBTORS' JOINT PREPACKAGED CHAPTER 11 PLAN

1. On October 30, 2023 (the "**Petition Date**"), Sunlight Financial Holdings Inc. and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the "**Debtors**"), commenced these cases under chapter 11 of title 11 of the United States Code (the "**Bankruptcy Code**") in the United States Bankruptcy Court for the District of Delaware (the "**Court**").

2. On October 31, 2023, the Debtors filed a "prepackaged" plan of reorganization (as amended, modified, or supplemented from time to time, the "**Prepackaged Plan**") and a proposed disclosure statement (as amended, modified, or supplemented from time to time, the "**Disclosure Statement**") pursuant to sections 1125 and 1126(b) of the Bankruptcy Code. Copies of the Disclosure Statement and the Prepackaged Plan may be obtained free of charge by visiting the website maintained by the Debtors' voting agent, Omni Agent Solutions Inc. (the "**Voting Agent**"), at the following: www.omniagentsolutions.com/sunlight. Copies of the Prepackaged Plan and Disclosure Statement may also be obtained by calling the Voting Agent at +1 (888) 741-3947 (domestic) or +1 (747) 226-5688 (international) or by sending an electronic mail message to SunlightInquiries@OmniAgnt.com with "Sunlight" in the subject line.

Information Regarding Prepackaged Plan

3. On October 30, 2023 the Debtors commenced solicitation of votes to accept the Prepackaged Plan from CRB, the holder of Claims in Class 3 (CRB Claims), as of October 30, 2023 (the "**Voting Record Date**") via physical and/or electronic mail. Only holders

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, as applicable, are: Sunlight Financial Holdings Inc. (9566), SL Financial Holdings Inc. (2472), SL Financial Investor I LLC (N/A), SL Financial Investor II LLC (1453), and Sunlight Financial LLC (3713). The Debtors' mailing and service address is 101 North Tryon Street, Suite 900, Charlotte, North Carolina 28246.

2 of CRB Claims are entitled to vote to accept or reject the Prepackaged Plan. All other classes of claims and interests are either deemed to accept or reject the Prepackaged Plan and, therefore, are not entitled to vote. The deadline for the submission of votes to accept or reject the Prepackaged Plan was October 30, 2023 at 11:59 p.m. (Prevailing Eastern Time). 4. The Debtors are proposing a restructuring that, pursuant to the Prepackaged Plan, will provide substantial benefits to the Debtors and all of their stakeholders. 5. A combined hearing to consider the adequacy of the Disclosure Statement and any objections thereto, and to consider confirmation of the Prepackaged Plan and any objections thereto, will be held before the Court, 824 North Market Street, Wilmington, Delaware 19801, on December 5, 2023 at 2:00 p.m. (Prevailing Eastern Time) (the “Combined Hearing”). The Combined Hearing may be adjourned from time to time without further notice other than by filing a notice on the Court’s docket indicating such adjournment and/or an announcement of the adjourned date or dates at the Combined Hearing. The adjourned date or dates will be available on the electronic case filing docket and the Voting Agent’s website at www.omniagentsolutions.com/sunlight. 6. The deadline for filing objections to the adequacy of the Disclosure Statement or confirmation of the Prepackaged Plan is November 27, 2023, at 4:00 p.m. (Prevailing Eastern Time) (the “Objection Deadline”). Any objections to the Disclosure Statement and/or the Prepackaged Plan must be: (i) in writing, (ii) filed with the Clerk of the Court together with proof of service thereof, (iii) set forth the name of the objecting party, and the nature and amount of any claim or interest asserted by the objecting party against the Debtors’ estates or property of the Debtors, (iv) state the legal and factual basis for such objection, and provide proposed language that, if accepted and incorporated by the Debtors, would resolve such objection, and (v) conform to the applicable Bankruptcy Rules and the Local Rules. 7. In addition to being filed with the Clerk of the Court, any such objections should be served upon the following parties so as to be received by the Objection Deadline: i. Sunlight Financial Holdings Inc., 101 North Tryon Street, Suite 900, Charlotte, NC 28246, (Attn: Matthew Potere (Matt.Potere@sunlightfinancial.com) and Justin Carpenter, Esq. (Justin.Carpenter@sunlightfinancial.com)); ii. proposed counsel to the Debtors, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 (Attn: Ray C. Schrock, Esq. (Ray.Schrock@weil.com), Alexander W. Welch, Esq. (Alexander.Welch@weil.com), Alejandro Bascoy, Esq. (alejandro.bascoy@weil.com) and Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, DE 19801 (Attn: Daniel J. DeFranceschi, Esq. (defranceschi@rlf.com), Zachary I. Shapiro, Esq. (Shapiro@rlf.com), James F. McCauley, Esq. (mccauley@rlf.com)); iii. counsel to the Consenting Creditor, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 6th Avenue, New York, NY 10019 (Attn: Alice Eaton, Esq. (aeaton@paulweiss.com), Sung Pak, Esq. (spak@paulweiss.com)) and Young Conaway Stargatt & Taylor LLP, Rodney Square, 1000 North Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 2 of 11

3 King Street, Wilmington, Delaware 19801 (Attn: Pauline K Morgan, Esq. (pmorgan@ycst.com) and Andrew Magaziner, Esq. (amagaziner@ycst.com)); iv. counsel to the Plan Sponsor, Locke Lord LLP, Brookfield Place, 200 Vesey Street, New York, NY 10281 (Attn: Aaron Smith, Esq. (asmith@lockelord.com) and Michael Malfettone, Esq. (michael.malfettone@lockelord.com); and v. the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”), 844 N King St., Suite 2207, Lockbox 35, Wilmington, Delaware 19801 (Attn: Joseph Cudia (joseph.cudia@usdoj.gov)). UNLESS AN OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, IT MAY NOT BE CONSIDERED BY THE COURT. Summary of Prepackaged Plan2 8. Solicitation of votes on the Prepackaged Plan was commenced and completed prior to the filing of the petitions. The following chart summarizes the treatment provided by the Prepackaged Plan to each class of Claims and Interests: Class and Type of Claim or Interest Impairment Entitled to Vote Treatment Class 1 Other Priority Claims Unimpaired No (Presumed to Accept) Except to the extent that a holder of an Allowed Other Priority Claim, together with the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Other Priority Claim, each such holder shall be paid, to the extent such Claim has not already been paid at the option of the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, (x) in full in Cash (or in kind as to benefits of continuing employees) on or as soon as reasonably practicable after (i) the Effective Date, (ii) the date on which such Other Priority Claim against the Debtor becomes Allowed, or (iii) such other date as may be ordered by the Bankruptcy Court, or (y) be Reinstated on the Effective Date. Class 2 Unimpaired No (Presumed to Accept) Except to the extent that a holder of an Allowed Other Secured Claim agrees to a 2 The statements contained herein are summaries of the provisions contained in the Disclosure Statement and the Prepackaged Plan and do not purport to be precise or complete statements of all the terms and provisions of the Prepackaged Plan or documents referred to therein. For a more detailed description of the Prepackaged Plan, please refer to the Disclosure Statement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Prepackaged Plan. Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 3 of 11

4 Class and Type of Claim or Interest Impairment Entitled to Vote Treatment Other Secured Claims less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Other Secured Claim, at the option of the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, (i) such holder shall receive payment in Cash in an amount equal to such Allowed Other Secured Claim, payable on the later of the (x) Effective Date, (y) the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, and (z) the date payable in the ordinary course of business, (ii) such holder’s Allowed Other Secured Claim shall be Reinstated, (iii) the Debtors (with the consent of the Consenting Creditor) or the Reorganized Debtors, as applicable, shall return to such holder its Collateral, or (iv) such other treatment so as to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. Class 3 CRB Claims Impaired Yes In full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed CRB Claim, on the Effective Date, the holder(s) of Allowed CRB Secured Claims will receive: (i) in respect of Allowed CRB Secured Claims other than such Claims arising under or based upon the Loan Program Agreements, (A) the Consenting Creditor New Equity, subject to dilution as provided by the Management Incentive Plan, by the conversion of any Convertible Notes following the Effective Date, by any issuance of New Equity (other than in connection with the Plan) that is validly effectuated by the Reorganized Debtors following the Effective Date, (B) payment in Cash on the Effective Date in an amount equal to $4,391,415.34, and (C) the Debtors’ entry into the Amended and Restated Loan and Security Agreement; and (ii) in respect of Allowed CRB Secured Claims arising under or based upon the Loan Program Agreements, (A) the Debtors’ entry into the Amended and Restated Loan Program Agreements and (B) payment in Cash on the date that is one year following the Effective Date in an amount equal to $850,000. Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 4 of 11

5 Class and Type of Claim or Interest Impairment Entitled to Vote Treatment Class 4 General Unsecured Claims Unimpaired No (Presumed to Accept) Except to the extent that a holder of a General Unsecured Claim agrees to less favorable treatment with the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, the General Unsecured Claims shall be Reinstated, and the legal, equitable, and contractual rights of the holders of any Allowed General Unsecured Claim shall be unaltered by the Plan. On and after the Effective Date, the Reorganized Debtors shall continue to satisfy, dispute, pursue, or otherwise reconcile each General Unsecured Claim in the ordinary course of business. Class 5 Intercompany Claims Impaired or Unimpaired The holders of Allowed Intercompany Claims are either (i) deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan or (ii) conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan. The votes of such holders shall not be solicited with respect to such Allowed Intercompany Claims. Intercompany Claims shall be reinstated, cancelled, compromised, or provided such other treatment as determined by the Reorganized Debtors in their reasonable discretion; provided that any reinstatement or unimpairment shall be solely for administrative or organizational convenience. Class 6 Existing Interests Impaired No (Deemed to Reject) On the Effective Date, all Existing Interests shall be canceled and deemed to reject the Plan, and holders of Existing Interests issued and outstanding as of the Effective Date shall neither receive nor retain any property of the Debtors or interest in property of the Debtors on account of such Existing Interests Class 7 Intercompany Interests Impaired or Unimpaired Allowed Intercompany Interests are either Unimpaired, in which case the holders of such Intercompany Interests conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, in which case the holders of such Intercompany The Intercompany Interests shall be Reinstated solely for the purpose of maintaining the Debtors’ corporate structure, and the legal, equitable, and contractual rights of the holders of the Intercompany Interests shall be unaltered by the Plan. Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 5 of 11

6 Class and Type of Claim or Interest Impairment Entitled to Vote Treatment Interests conclusively are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Allowed Intercompany Interests are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Allowed Intercompany Interests. Non-Voting Status of Holders of Certain Claims and Interests 9. As set forth above, certain holders of Claims and Interests are not entitled to vote on the Prepackaged Plan. As a result, such parties did not receive any ballots and other related solicitation materials to vote on the Prepackaged Plan. The holders of Claims and Interests in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), and, Class 4 (General Unsecured Claims) are unimpaired under the Prepackaged Plan, and therefore, are presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. The holders of Class 6 (Existing Interests) are not entitled to a recovery under the Prepackaged Plan, and therefore, are deemed to reject the Prepackaged Plan pursuant to section 1126(g) of the Bankruptcy Code. Under the Prepackaged Plan, the holders of Class 5 (Intercompany Claims) and Class 7 (Intercompany Interests) are either unimpaired, in which in which case they are presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code, or, impaired, in which case they are deemed to reject the Prepackaged Plan pursuant to section 1126(g) of the Bankruptcy Code. Notice Regarding Certain Release, Exculpation, and Injunction Provisions in Prepackaged Plan PLEASE BE ADVISED THAT THE PREPACKAGED PLAN CONTAINS CERTAIN RELEASE, EXCULPATION, AND INJUNCTION PROVISIONS, INCLUDING: 10.5 Injunction against Interference with Plan. Upon the entry of the Confirmation Order, all holders of Claims or Interests and all other parties in interest, along with their respective present and former Affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date; provided, however, that the Consenting Creditor and the Plan Sponsor’s rights and defenses in respect or arising out of the Restructuring Support Agreement, DIP Orders, Plan, Plan Documents and the conditions precedent to the Effective Date shall be unaffected hereby. Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 6 of 11

7 10.6 Plan Injunction. (a) Except as otherwise provided in the Plan, the Plan Documents, or the Confirmation Order, upon the entry of the Confirmation Order, but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in any of the Debtors and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates, are thereafter permanently enjoined from: (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, Cause of Action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, or an Estate or the property or Assets of any of the foregoing, or any direct or indirect transferee of any property or Assets of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (a)(i) or any property or Assets of any such transferee or successor, (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, or an Estate or its property or Assets, or any direct or indirect transferee of any property or Assets of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (a)(ii) or any property or Assets of any such transferee or successor, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, or an Estate or any of its property or Assets, or any direct or indirect transferee of any property or Assets of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (a)(iii) or any property or Assets of any such transferee or successor, (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan, and the Plan Documents, to the full extent permitted by applicable law, and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan and the Plan Documents. (b) By accepting consideration or distributions pursuant to the Plan, each holder of a Claim or the holder of an Interest shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in this Section 10.6 of the Plan. 10.7 Releases. (a) Releases by Debtors. As of the Effective Date and to the maximum extent permitted by law, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, and the Debtors’ Estates, in each case on behalf of themselves and their respective successors, permitted assigns, and representatives and any and all other Persons or Entities that may purport to assert any Causes of Action derivatively, by or through the foregoing Persons or Entities, from any and Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 7 of 11

8 all Claims, interests (including Interests), obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, losses, remedies, contributions, indemnities, costs, or liabilities whatsoever, including any derivative Claims or Causes of Action, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Debtors’ Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or arising, in law, equity, contract, tort, or otherwise, by statute, violations of federal, state, provincial, foreign, or territorial securities laws, or otherwise that the Debtors, the Reorganized Debtors, or the Debtors’ Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of a Claim or Interest or other Person or Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, their Chapter 11 Cases, the purchase, sale, issuance, cancellation or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party, the restructuring of Claims and Interests before or during the Debtors’ Chapter 11 Cases, the Restructuring Transactions, the DIP Orders, the Funding Commitment Backstop Agreement, the Convertible Notes, the TRA Amendment, the negotiation, formulation, preparation or consummation of the Plan (including the Plan Supplement), the Plan Documents, the Restructuring Support Agreement, the TRA Amendment, and any exhibits or documents relating thereto, or the Solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that Claims or Causes of Action arising out of or related to any act or omission of a Released Party that constitutes actual fraud, gross negligence, or willful misconduct as determined by a Final Order shall not be released; provided, further, that the Consenting Creditor and the Plan Sponsor’s rights and defenses in respect or arising out of the Restructuring Support Agreement, the DIP Orders, the Plan, the Plan Documents, and the conditions precedent to the Effective Date shall be unaffected hereby. (b) Releases by Releasing Parties. As of the Effective Date and to the maximum extent permitted by law, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service and contribution of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Releasing Parties from any and all Claims, interests (including Interests), obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, remedies, losses, contributions, indemnities, costs, and liabilities whatsoever, including any derivative Claims, such as those asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Debtors’ Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law, equity, contract, tort, or otherwise, by statute, violations of federal, state, provincial, foreign, or territorial securities law, or otherwise that such Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person or Entity, Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 8 of 11

9 based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or the Debtors’ Estates, their Chapter 11 Cases, the purchase, sale, issuance, cancellation or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interactions between the Debtors and any Released Party, the Restructuring Transactions, the restructuring of any Claim or Interest before or during the Debtors’ Chapter 11 Cases, the DIP Orders, the Funding Commitment Backstop Agreement, the Convertible Notes, the TRA Amendment, the Restructuring Support Agreement, the Plan Documents and related agreements, instruments, and other documents, and the negotiation, formulation, preparation, or implementation thereof, the Solicitation of votes with respect to the Plan, or any other act or omission, or any other relief obtained by the Debtors in their Chapter 11 Cases, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that Claims or Causes of Action arising out of or related to any act or omission of a Released Party that constitutes actual fraud, gross negligence, or willful misconduct as determined by a Final Order shall not be released; provided, further, that the Consenting Creditor and the Plan Sponsor’s rights and defenses in respect or arising out of the Restructuring Support Agreement, the DIP Orders, the Plan, the Plan Documents, and the conditions precedent to the Effective Date shall be unaffected hereby. 10.8 Exculpation. No Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby exculpated from, any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, arising between the Petition Date and the Effective Date, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan (including the Plan Supplement), the Disclosure Statement, the restructuring of Claims or Interests in the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation of any of the foregoing or any contract, instrument, release, or other agreement or document created or entered into in connection with any of the foregoing, the pursuit of confirmation of the Plan, the Solicitation of votes on the Plan, the pursuit of consummation of the Effective Date, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, or the distribution of property under the Plan or any other related agreement, except for Claims or Causes of Action arising from an act or omission that is judicially determined in a Final Order to have constituted actual fraud, gross negligence, or willful misconduct, but in all respects, such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities. 10.9 Injunction Related to Releases and Exculpation. The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively, or otherwise, of any Claims, Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 9 of 11

10 obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released, discharged, or exculpated pursuant to the Plan on and after the Effective Date, including, without limitation, the Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities discharged, released or exculpated in the Plan on the Effective Date. Relevant Definitions Related to Release and Exculpation Provisions: “Exculpated Parties” means, collectively, each of the following in their capacity as such: (a) the Debtors and the Estates, (b) the Debtors’ current and former officers, directors, managers, and professionals that served in such capacity at any time on or after the Petition Date, and (c) with respect to each of the foregoing, such Entities’ successors and assigns. “Released Parties” means, collectively, (i) the Sunlight Related Parties, (ii) the Debtors, (iii) the Reorganized Debtors, (iv) the Consenting Creditor, (v) the Consenting Equity Holders, (vi) the Plan Sponsor, (vii) the TRA Holders, and (viii) with respect to each of the foregoing Persons in clauses (ii) through (vii), such Persons’ Related Parties. Notwithstanding the foregoing, (i) solely with respect to the Causes of Action listed in the Schedule of Retained Causes of Action, any Person (other than the parties to the Restructuring Support Agreement and the Sunlight Related Parties) that is subject to any Cause of Action listed therein, shall not be a Released Party, (ii) except to the extent that a Person is a Sunlight Related Party, Related Parties of the Debtors and/or the Reorganized Debtors shall not be Released Parties unless such Person is also a Releasing Party, and (iii) a TRA Holder and its Related Parties shall only be Released Parties if such TRA Holder is also Releasing Party. “Releasing Parties” means, collectively, (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Consenting Creditor, (iv) the Consenting Equity Holders, (v) the Plan Sponsor, (vi) the TRA Holders, and (vii) with respect to each of the foregoing Persons in clauses (i) through (vi), such Persons’ Related Parties; provided, however, that the Persons listed in the foregoing clause (vii) shall only be Releasing Parties with respect to Claims that such Persons could have legally asserted on behalf of the Persons in clauses (i)-(vi). YOU ARE ADVISED AND ENCOURAGED TO CAREFULLY REVIEW AND CONSIDER THE PREPACKAGED PLAN, INCLUDING THE RELEASE, EXCULPATION AND INJUNCTION PROVISIONS, AS YOUR RIGHTS MIGHT BE AFFECTED. Section 341(a) Meeting 10. A meeting of creditors pursuant to section 341(a) of the Bankruptcy Code (the “Section 341(a) Meeting”) has been deferred. The Section 341(a) Meeting will not be convened if the Prepackaged Plan becomes effective by January 8, 2024. If the Section 341(a) Meeting will be convened, the Debtors will file, serve on the parties on whom it served this notice and any other parties entitled to notice pursuant to the Bankruptcy Rules, and post on the website at www.omniagentsolutions.com/sunlight not less than twenty-one (21) days before the date scheduled for such meeting, a notice of, among other things, the date, time, and place of the Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 10 of 11

11 Section 341(a) Meeting. The meeting may be adjourned or continued from time to time by notice at the meeting, without further notice to creditors. Dated: Wilmington, Delaware November 2, 2023 /s/ James F. McCauley RICHARDS, LAYTON & FINGER, P.A. Daniel J. DeFranceschi (No. 2732) Zachary I. Shapiro (No. 5103) James F. McCauley (No. 6991) One Rodney Square 920 North King Street Wilmington, Delaware 19801 Telephone: (302) 651-7700 E-mail: defranceschi@rlf.com shapiro@rlf.com mccauley@rlf.com -and-WEIL, GOTSHAL & MANGES LLP Ray C. Schrock (admitted pro hac vice) Alexander W. Welch (admitted pro hac vice) Alejandro Bascoy (admitted pro hac vice) 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 E-mail: ray.schrock@weil.com alexander.welch@weil.com alejandro.bascoy@weil.com Proposed Attorneys for Debtors and Debtors in Possession Case 23-11794-MFW Doc 95 Filed 11/02/23 Page 11 of 11